UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 8, 2014 (September 2, 2014)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9005
Cayman Islands
Registrant’s telephone number, including area code: (345) 945-3727
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Directors or Certain Officers
On September 2, 2014, Richard Delgado, the Senior Vice President and Treasurer of Home Loan Servicing Solutions, Ltd. (“HLSS”), tendered his resignation as an officer of HLSS effective September 19, 2014.
Effective September 19, 2014, HLSS will appoint R. John McNeill as Vice President and Treasurer of HLSS. Mr. McNeill joined HLSS in April 2012 where his responsibilities have included financial planning and asset financing. Prior to joining HLSS, Mr. McNeill worked for Rock-Tenn Corporation in various finance roles from 2009 to 2012. Mr. McNeill began his career at KPMG LLP’s Atlanta office, where he worked from 2004 to 2008. Mr. McNeill holds both a bachelor's degree and a master's degree in Accounting from the University of Georgia and a Master of Business Administration degree from Emory University. He is a CFA® charterholder and Certified Public Accountant (CPA).

Item 7.01	Regulation FD Disclosure.
Furnishing of Presentation Materials
On September 8, 2014, John Van Vlack, President and Chief Executive Officer of HLSS, will make a presentation at the Barclays Global Financial Services Conference in New York, New York. A copy of the slide presentation for such conference is attached as Exhibit 99.1 hereto. Such slide presentation shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

Exhibit No.

99.1	Home Loan Servicing Solutions, Ltd. Presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 8, 2014	HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

	By:	/s/ James E. Lauter
James E. Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)